EXHIBIT 99.(T3)(B30)

BOLAGSORDNING

för

Magni Aviation One Sweden AB

(org.nr 559022-7236)

 Antagen vid extra bolagsstämma den 29 november 2021.

1§	Firma

Aktiebolagets företagsnamn är Magni Aviation One Sweden AB.

2§	Säte

Styrelsen ska ha sitt sate i Skåne län, Lomma kommun.

3§	Verksamhet

 Bolaget har till huvudsakligt föremål for sin verksamhet att bedriva flygplansleasing samt att driva annan dårmed förenlig verksamhet.

4§	Aktiekapital

Aktiekapitalet ska vara lögst 50.000 och högst 200.000 kronor.

5§	Antal aktier

Antalet aktier ska vara lägst 500 och högst 2000.

6§	Styrelse

Styrelsen ska bestå av lägst en och högst tre styrelseledamöter och lägst noll och högst tre suppleanter som årligen väljs vid årsstämma för tiden intill nästföljande årsstämma.

7§	Revisorer

För granskning av aktiebolagets årsredovisning, räkenskaper och styrelsens förvaltning utses en revisor.

8§	Kallelse

Kallelse till årsstämma ska ske genom brev med posten och med e-post tidigast fyra och senast två veckor före årsstämman.

9§	Ärenden På årsstämma

På årsstämma ska följande ärenden behandlas:

1.      Val av ordförande vid årsstämman;

2.      Upprättande och godkännande av röstlängd;

3.      Val av justeringsman/justeringsmän (en eller två);

4.      Prövande av om årsstämman har blivit behörigt sammankallad;

5.      Godkännande av dagordning;

6.      Framläggande av årsredovisningen och revisionsberättelsen;

7.      Beslut om

a)    fastställande av resultaträkningen och balansräkningen;

b)   dispositioner beträffande aktiebolagets vinst eller förlust enligt den fastställda balansräkningen; och

c)    ansvarsfrihet at styrelseledamoterna.

8.      Val till styrelsen och i förekommande fall revisorer;

9.       Annatärende som ska tas upp på årsstämma enligt aktiebolagslagen (2005:551) eller bolagsordningen.

10§	Räkenskapsår

Aktiebolagets räkenskapsår ska vara 1 januari - 31 december.

11§	Rösträtt

Vid årsstämman får envar rösta för de vid årsstämman ägda och företrädda aktierna.

12§	Tvister

Skullc tvist uppkomma mcllan företaget och styrelsen, styrelseledamot, verkställande direktör, likvidator eller aktieägare, ska den hänskjutas till avgörandc av skiljeman i enlighet med lagen (1999:116) om skiljeförfarande.